Exhibit 10.2

VOTING AGREEMENT

Dated as of June 11, 2024

This Voting Agreement, dated as of the date first set forth above (this “Agreement”), is entered into by and between X Group Fund of Funds, a Michigan limited partnership (“Buyer”), Nukkleus Inc., a Delaware corporation (the “Company”), and the shareholder of the Company whose name appears on the signature pages of this Agreement (“Company Shareholder”). Buyer, the Company and the Company Shareholder may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Buyer and the Company have entered into that certain Senior Unsecured Promissory Note (the “NOTE”), a copy of which has been made available to the Company Shareholder;

WHEREAS, as of the date hereof, Company Shareholder owns of record the number of equity securities of the Company as set forth below on the signature page hereof (the “Securities”); and

WHEREAS, in order to induce Buyer to enter into the NOTE and to consummate the transactions as set forth therein (the “Transactions”), the Company Shareholder is executing and delivering this Agreement to Buyer and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Company Shareholder, Buyer and the Company hereby agrees as follows:

Section 1. Definitions. Defined terms used herein without definition shall have the meaning given in the NOTE.

Section 2. Agreement to Vote. Company Shareholder, by this Agreement, with respect to its Securities hereby agrees to vote (and agrees to execute such documents and certificates evidencing such agreement as Buyer or the Company may reasonably request in connection therewith), at any meeting of the shareholders of the Company, and in any action by written consent of the shareholders of the Company, all of such Company Shareholder’s Securities in favor of the approval and adoption of any proposed merger acquisition as proposed by the Buyer and approved by the Board of Directors of the Company (the “Approval Matter”).

Section 3. Representations and Warranties. Company Shareholder, represents and warrants for and on behalf of itself to Buyer as follows:

(a) The execution, delivery and performance by Company Shareholder of this Agreement and the consummation by Company Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any law or other order applicable to the Company Shareholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any lien on any Securities (other than pursuant to this Agreement) or (iv) conflict with or result in a breach of or constitute a default under any provision of the Company’s governing documents.

(b) The Company Shareholder has the power, authority and capacity to execute, deliver and perform this Agreement, and that this Agreement has been duly authorized, executed and delivered by the Company Shareholder.

Section 4. Termination. This Agreement and the obligations of Company Shareholder under this Agreement shall automatically terminate upon the earlier of (i) approval of the Approval Matter or (ii) one year form the date of this Agreement. Upon termination or expiration of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any Party from liability for any willful breach of this Agreement occurring prior to such termination of this Agreement.

Section 5. Miscellaneous.

(a) Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid. Any Party may change its address for notices hereunder upon notice to the other Parties in the manner for giving notices hereunder. Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) Business Days after mailing, if sent by registered or certified mail. Notices to the Company or the Buyer shall be sent to the address as set forth in the NOTE. Notices to any Company Shareholder shall be sent to the address for notices as set forth on the signature pages hereto.

(b) Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

(c) Amendments; No Waivers.

(i) Other than as specifically set forth herein, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties.

(ii) Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(iii) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d) No Consequential or Punitive Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith, other than for any punitive damages actually ordered by a Governmental Authority and thereafter finally paid.

(e) Expenses. Unless otherwise contemplated or stipulated by this Agreement or the NOTE, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

(f) Successors and Assigns; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Parties and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

(g) Third-Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided herein, no director, officer, shareholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-Party beneficiary of this Agreement.

(h) Governing Law; Etc.

This Agreement shall be deemed executed, delivered and performed in the State of New Jersey (“New Jersey”). This Agreement shall be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than New Jersey. The Company irrevocably and exclusively consents to and expressly agrees that binding arbitration in New Jersey conducted by the American Arbitration Association shall be their sole and exclusive remedy for any dispute arising out of or relating to the Agreement and that the arbitration shall be conducted via telephone or teleconference. The award and decision of the arbitrator shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction.

(i) Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

(j) Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated herein are fulfilled to the extent possible.

(k) Entire Agreement. This Agreement, the NOTE and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

(l) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature such as www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed effective as of the Effective Date.

Nukkleus Inc.

By:	/s/ Emil Assentato
Name:	Emil Assentato
Title:	Chairman and Chief Executive Officer

X Group Fund of Funds, a Michigan limited partnership

By:	/s/ Anastasiia Kotaieva
Name:	Anastasiia Kotaieva
Title:	Owner

(Company Shareholder signature appear on following pages)

Company Shareholder:	/s/ Emil Assentato

Shares of the Company Common Stock held: _____________

Address for notices:

_____________________________

_____________________________

_____________________________

_____________________________

_____________________________

Email: _____________________________

(Company Shareholder Signature Page to Voting Agreement)